BDO

Tel : +852 2541 5041
Fax: +852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

電話：+852 2541 5041
傳真：+852 2815 2239
www.bdo.com.hk

香港干諾道中111號
永安中心25樓

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Origin Agritech Limited
No. 21 Sheng Ming Yuan Road
Changping District
Beijing 102206
China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-166226 and 333-145865) and F-3 (File No. 333-166236) of Origin Agritech Limited (the "Company") of our report dated January 27, 2011, relating to the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting, which appears in this Form 20-F.

BDO Ltd.

BDO Limited
Hong Kong, January 27, 2011